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Exhibit 10.18

3039 Cornwallis Road
RTP, NC 27709

Amendment Letter

August 28, 2003

Perficient, Inc.
7600 B N. Capital of Texas Highway
Austin, TX 78731

Attention: Jeff Davis

Dear Mr. Davis,

This letter agreement serves as Amendment No. 03 ("Amendment") to Statement of Work ("SOW") #4900OP0312 to Customer Solutions Agreement #4900CS0965 dated 8/17/2000 (hereinafter called "Agreement"), between International Business Machines Corporation ("Buyer") and Perficient, Inc. ("Supplier). The purpose of this Amendment is to: (a) extend the SOW for the period of one year beginning September 1, 2003 and ending September 1, 2004, (b) modify the terms of the SOW for removal from Exhibit VIII of Supplier personnel, (c) add the ability to change the guaranteed utilization rate of Supplier personnel as defined in Exhibit VIII of the SOW with five (5) days written notice (d) modify IBM's right to terminate the SOW. The effective date of this Amendment No. 03 is September 1, 2003.

NOW THEREFORE, the parties agree to modify the Agreement and SOW as follows:

1.    Extend the SOW for the period of one year

Section 7.1 of the SOW is amended by deleting the first sentence of Section 7.1 in its entirety and replacing it with the following:

        "The term of this SOW will commence on October 15, 2000 ("Commencement Date") and terminate on September 1, 2004 (the "Term"), subject to the provisions of Section 3.0 of the Agreement as amended. "

2.    Modify the terms of removal of Supplier personnel from Exhibit VIII of the SOW and add the ability to change the guaranteed utilization rate of Supplier personnel as defined in Exhibit VIII of the SOW with five (5) days written notice

Replace Section 6.1 (iii) of the SOW with the following:

Buyer may from time to time request, upon five (5) days prior written notice to Supplier, that Supplier remove any number of Supplier Personnel from performing Services under this SOW and remove such Supplier Personnel from Exhibit VIII, and Supplier shall comply with such request. Buyer may also upon five (5) days prior written notice to Supplier change the utilization guarantee to 0% for any and or all of the Supplier Personnel listed on Exhibit VIII with a utilization guarantee greater than 0%. These changes can be made at the request of the Buyer with, or without, Cause.

3.    Modify IBM's right to terminate the SOW

Replace Section 11.1 of the SOW with the following:

Section 3.3 of Agreement 4900CS0965 is deleted for the purposes of this SOW and replaced with the following: Buyer may terminate this SOW immediately with Cause or without Cause on five (5) days prior written notice. Upon termination, in accordance with Buyer's written direction, Supplier will immediately, (i) cease work or fulfill existing work authorizations on Buyer's discretion; (ii) prepare and submit to buyer an itemization of all completed and partially completed Deliverables and Services (iii) deliver to Buyer, Deliverables satisfactorily completed up to the date of termination at the agreed upon Prices in the relevant SOW; and (iv) deliver upon request any work in progress. Buyer will compensate Supplier for the actual and reasonable expenses incurred by Supplier for work in progress up to and including the date of termination, as outlined in Exhibit VII and make all Utilization Guarantee Payments, if any, as required by Section 7 on a prorated basis.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 03 to be executed by their respective authorized representatives.

The Parties acknowledge that they have read this Amendment, understand it, and agree to be bound by its terms and conditions. Further, they agree that this Amendment and the subject SOW, Amendments 1 and 2 and the Agreement are the complete and exclusive statement of the agreement between the parties, superseding all proposals or other prior agreement, oral or written, and all other communications between the parties relating to this subject.

Please have your authorized representative indicate acceptance thereof by signing both copies of the Amendment and returning one copy to the attention of Shannon Tucker at fax 1(607)429-4649.

ACCEPTED AND AGREED TO:	ACCEPTED AND AGREED TO:
International Business Machines Corporation	Perficient, Inc.
By:	By:

Print Name	Print Name
Title	Title
Date	Date

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  Exhibit 10.18
Amendment Letter